     As filed with the Securities and Exchange Commission on October 15, 2001. File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN WATER COMPANY
(Exact name of issuer as specified in its charter)

Delaware	33-0085833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

102 Washington Avenue,
Point Richmond, California 94801
(Address of principal executive offices)

WESTERN WATER COMPANY 1997 STOCK OPTION PLAN
WESTERN WATER COMPANY 1993 STOCK OPTION PLAN
(Full title of the plans)

Michael Patrick George
Chairman, President and Chief Executive Officer
Western Water Company
102 Washington Avenue,
Point Richmond, California 94801
(Name and address of agent for service)

(510) 234-7400
(Telephone number, including area code, of agent for service)

Copy to:
Istvan Benko, Esq.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

[Cover page continued on next page]

CALCULATION OF REGISTRATION FEE

		Proposed maximum		Proposed maximum
Title of securities	Amount to be	offering price		aggregate offering	Amount of
to be registered	registered(1)	per share		price(1)	registration fee(1)

Common Stock, $.001 par value	20,000 shares	$0.23	(2)	$4,600	$1.15
Common Stock, $.001 par value	1,041,000 shares	$0.39	(2)	$405,990	$101.50
Common Stock, $.001 par value	88,500 shares	$0.68	(2)	$60,180	$15.05
Common Stock, $.001 par value	20,000 shares	$4.00	(2)	$80,000	$20.00
Common Stock, $.001 par value	20,000 shares	$4.375	(2)	$87,500	$21.88
Common Stock, $.001 par value	60,000 shares	$9.50	(2)	$570,000	$142.50
Common Stock, $.001 par value	40,000 shares	$10.875	(2)	$435,000	$108.75
Common Stock, $.001 par value	20,000 shares	$12.00	(2)	$240,000	$60.00
Common Stock, $.001 par value	10,000 shares	$12.06	(2)	$120,000	$30.15
Common Stock, $.001 par value	60,000 shares	$13.50	(2)	$810,000	$202.50
Common Stock, $.001 par value	10,000 shares	$13.865	(2)	$138,650	$34.66
Common Stock, $.001 par value	20,000 shares	$14.50	(2)	$290,000	$72.50
Common Stock, $.001 par value	20,000 shares	$15.875	(2)	$317,000	$79.38
Common Stock, $.001 par value	6,666 shares	$18.697	(2)	$124,634	$31.16
Common Stock, $.001 par value	187,840 shares	$0.52	(3)	$97,677	$24.42
Common Stock, $.001 par value	165,000 shares	$0.52	(4)	$85,800	$21.45
TOTAL	1,789,006 shares			$3,868,131	$967.03

(1)	In accordance with Rule 416 of the Securities Act of 1933, there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the 1997 Stock Option Plan and the 1993 Stock Option Plan (collectively, the “Plans”).

(2)	The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plans was calculated pursuant to Rule 457(h) using the prices at which such outstanding options may be exercised.

(3)	Options to purchase a total of 187,840 shares of common stock are still available for grant under the 1993 Stock Option Plan. Since the option exercise price of these 187,840 option shares is not known, the proposed maximum offering price per share and maximum aggregate offering price are calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon a price of $0.52, which is the average of the high and low sales prices of the common stock on the OTC Bulletin Board on October 9, 2001.

(4)	Options to purchase a total of 165,000 shares of common stock are still available for grant under the 1997 Stock Option Plan. Since the option exercise price of these 165,000 option shares is not known, the proposed maximum offering price per share and maximum aggregate offering price are calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon a price of $0.52, which is the average of the high and low sales prices of the common stock on the OTC Bulletin Board on October 9, 2001.

____________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8.

EXPLANATORY NOTE

The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for re-offerings of Common Stock acquired by persons named therein pursuant to the Western Water Company 1993 Stock Option Plan and 1997 Stock Option Plan.

PROSPECTUS

966,000 Shares

WESTERN WATER COMPANY

Common Stock

     This prospectus relates to the offer for sale from time to time of up to 966,000 shares of common stock, $0.001 par value per share, that may be sold to officers and/or directors of this company in the future upon the exercise of outstanding options granted under our 1993 Stock Option Plan and 1997 Stock Option Plan. We will refer to the holders of such options and the purchasers of our common stock as the “selling stockholders.”

     Our common stock is traded on the OTC Bulletin Board under the Symbol “WWTR.” The last reported sale price for our common stock on October 12, 2001 on the OTC Bulletin Board was $0.58 per share.

     All of the shares of our common stock covered by this prospectus are being offered by certain of our stockholders on a delayed or continuous basis. We will not receive any proceeds from the offering. We will bear the costs relating to the registration of the shares being offered by this prospectus, other than selling commissions. The selling stockholders, or any pledgees, donees, transferees, or other successors in interest of the selling stockholders, may offer the shares from time to time during the effectiveness of this registration statement for sale in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. The selling stockholders may sell the shares through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions.

     The common stock involves a high degree of risk. See “risk factors” beginning on page 4.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 15, 2001

Where You Can Find More Information

     We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read any document that we have filed or will file with the Securities and Exchange Commission without charge at the public reference facilities maintained by the Securities and Exchange Commission at its main office located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional office at Suite 1400, 500 West Madison Street Chicago, Illinois 60661.

     For a fee prescribed by the Securities and Exchange Commission, you may obtain copies of all or any portion of the documents that we file with the Securities and Exchange Commission from the main office of the Public Reference Section of the Commission at the above address, or by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission’s Website at http://www.sec.gov.

     This prospectus constitutes part of a Registration Statement on Form S-8 filed by us with the Commission under the Securities Act of 1933, as amended. This prospectus does not contain all of the information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits for information with respect to our company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

Information Incorporated by Reference

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we later file with the Commission will automatically update and supersede this information. We incorporate by reference the following documents:

     (a)  Our annual report on Form 10-K for the fiscal year ended March 31, 2001;

     (b)  Our quarterly report on Form 10-Q for the quarter ended June 30, 2001;

     (c)  Our Current Report on Form 8-K, dated October 5, 2001;

     (d)  The description of the our common stock contained in the registration statement on Form 8-B filed with the Commission on April 6, 1994 under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (e)  Any document that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering. Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.

     You may request a copy of these filings from us at no cost by writing or calling us at the following address and telephone number: 102 Washington Avenue, Point Richmond, California 94801 Attention: Chief Financial Officer (510) 234-7400. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this prospectus.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus and in the documents that we incorporate by reference into this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “estimate,” and similar words. Statements that we make in this prospectus and in the documents that we incorporate by reference into this prospectus that are not statements of historical fact may also be forward-looking statements. In particular, statements that we make in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” relating to future revenues from water related activities, our ability to complete water sale contracts, and the sufficiency of capital to meet working capital and capital expenditures requirements, are forward-looking statements. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you invest in our common stock, you should be aware that the risks we discuss in our annual report and our quarterly reports and other documents we incorporate by reference and the risks we discuss elsewhere in this prospectus could cause our actual results to differ from any forward-looking statements. You should consider these risks carefully before deciding to purchase shares of our common stock.

OUR COMPANY

     To date, our principal business has been to identify, manage, acquire, develop, sell and lease water and water rights in the western United States. Prior to 2000, we had been developing this business through the acquisition of water rights and other interests in water, the purchase of real estate for the water rights associated with such real estate, and the sale or lease of water. As a result of our prior activities, we currently own, directly and indirectly, a portfolio of water rights, as well as real estate, in California and Colorado. Until two years ago, we derived most of our revenue from the sale of real estate that we acquired for the associated water rights, and from assisting unaffiliated owners of water rights to obtain revenue from their water rights. In the two most recent completed fiscal years, virtually all of our revenues were generated from the sale or lease of water owned by us, or the sale of water we purchased for the purpose of reselling it. However, delays and uncertainty in our attempts to overcome regulatory obstacles to execute additional water transfers have forced us to reconsider our business plans and to consider other alternatives. As a result, during the past fiscal year, we modified our prior business plan and sought to restructure our balance sheet and sell some of our non-strategic assets to support development of our primary water wholesaling business.

     As noted, our principal historic activity previously had been to acquire and develop water assets in California and in the Cherry Creek basin in Colorado. We did so because we believe that there is a growing demand for water resources in both of these areas which demand is expected to exceed the water resources currently available. During the fiscal year ended March 31, 2000, we executed a variety of “take if delivered” wholesale water supply contracts with a number of retail municipal water agencies. Since then, however, we have encountered significant regulatory obstacles to our attempts to develop and transfer water for delivery to such customers. Because of our inability to generate revenues from water sales, we suspended our asset acquisition program, reduced our marketing activities, curtailed our overhead expenditures, and deferred certain development activities. We are now concentrating our efforts on overcoming the regulatory obstacles to water transfers and in arranging water transfers that do not face such obstacles. We are also increasing our efforts to assist non-affiliated water rights owners to develop and manage their water rights for maximum long-term value.

     We currently own various water assets in Northern and Southern California. Our principal Northern California water assets consists of certain river-related water rights, together with certain groundwater rights, associated with approximately 9,055 acres of real property located along the Yuba River in California. We also own water rights associated with 1,540 acres of California rice farms and ranches located in Northern California. There are, however, in our view, significant obstacles to realizing value from our water rights associated with the 9,055 acres of Yuba property.

     Our principal Colorado water interests initially consisted of the water rights associated with an aggregate of 4,559 acres of land and certain other water rights in the Cherry Creek basin. This land is in the drainage area of Cherry Creek, south of Denver, in Douglas County, Colorado. However, since we purchased the Cherry Creek assets in 1992 for the purpose of developing and then selling/leasing water in the Cherry Creek basin, we have since sold 4,151 acres of the land that was not needed for our Cherry Creek water project. We have, however, retained, and we currently still own, almost all of the water rights that were associated with the land that we sold.

     Currently, our California real estate holdings consist of approximately 1,570 acres located in Northern California and 247 acres in Southern California. Our Colorado real estate holdings currently consist of approximately 408 acres of land located in the Cherry Creek basin.

     Our principal executive office is located at 102 Washington Avenue, Point Richmond, CA 94801, and our telephone number is (510) 234-7400. References to us and our company in this prospectus include Western Water Company and to all of our subsidiaries. On September 18, 1992, we changed our name from “YG Development Company” to “Western Water Company,” and on March 23, 1994, we changed our state of incorporation from California to Delaware.

RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below, that may affect our business, financial condition and results of operations. The following list of risks is not an exhaustive list of all such risks.

We have a history of losses in our principal business and, due to regulatory hurdles, we may never realize any profits.

     To date, our activities have primarily consisted of (i) acquiring, managing and developing our various water rights and related assets, and (ii) attempting to market and sell our water assets and the water assets of our clients. We only generated $2,127,000, $2,796,000, and $1,823,000 of total revenues during the fiscal years ended March 31, 2001, 2000 and 1999, respectively, while incurring net losses of $1,315,000, $3,185,000, and $5,435,000 during such years, respectively. Until this past fiscal year, we believed that the regulatory obstacles that have prevented the development of a water market would be lowered and that we would thereafter be able to monetize our principal water assets, substantially increase our revenues, and generate profits. We now believe that the regulatory hurdles may not be lowered in the near future and that revenues that we had anticipated from water transfers will not be received as expected. As a result, we cannot predict when, if ever, we will be able to generate significant revenues from the development and sale of water in accordance with our original business plan.

Regulatory hurdles impede our ability to generate future water revenues.

     Our ability to generate significant revenues in the future is dependent on (i) our ability to sell significant quantities of water from our Northern California Yuba County water assets, (ii) our ability to develop and sell water as part of our Colorado Cherry Creek project, (iii) our success in our activities as an independent water wholesaler in California, and (iv) our ability to resolve regulatory issues restricting our ability to sell and transport water to potential customers. We have encountered significant regulatory obstacles to our attempts to develop and transfer our California water for delivery to our potential customers, which regulatory obstacles we do not expect to overcome in the near future. Unless the regulatory impediments are removed, we now believe that our ability to generate significant revenues from our water assets will be severely limited. No assurance can be given that the regulations currently limiting our ability to exploit our water assets will be changed, or if changed, that the change will occur in the near future. In addition to the foregoing regulatory difficulties, before we can consummate significant water deliveries in the Cherry Creek area, the purchaser or purchasers of such water may have to build the infrastructure necessary to utilize the water, or the purchasers may require that we build such an infrastructure. The need to construct such an infrastructure will affect our ability to sell our Cherry Creek water, the price at which the water can be sold, and the revenues that we can derive from those Colorado water assets. Finally, in addition to our ability to overcome numerous regulatory impediments, our ability to become an independent water wholesaler in California is dependent upon our ability to arrange for the transportation and storage of water and on our ability to finance the foregoing activities. As a result, no assurance can be given that we will ever be able to generate significant revenues from water transfer activities.

Our future business plan is uncertain.

     For the past decade, our principal goal was to acquire water assets in the semi-arid states of the Western United States, particularly in California and Colorado. Our plan was to develop these water assets and then sell or lease these assets to water agencies and municipalities. In addition, our plan was to provide other water related services, primarily in California. In developing the foregoing plan, we assumed that a water market would be created in California and that we would be able to participate in that market. Unfortunately, a water market is not developing as we anticipated, which has affected our ability to both market our water assets in California and to provide water-related services. Accordingly, although we are currently still trying to develop revenue sources in accordance with our original business plan, institutional and physical impediments to a practical California water market will require us to either restructure our original business plan or develop an alternative business plan. We do not currently have a definitive alternative business plan in place for the California water market. We do, however, expect to continue to pursue our existing plan to develop our Cherry Creek project in Colorado. As a result, investors should not assume that our operations in the future will be based on our historic business plan. Changes in our future business could be drastic, and could include further sales of our assets, a substantial reduction in the scope of our operations, or even the development or acquisition of new businesses unrelated to our traditional water business.

We only have limited financial resources with which we can complete our current business plan.

     As a result of the operating losses we have sustained during the last few years, we may not have sufficient cash to carry out our current or alternative business plans over the longer term. Although we believe that we have sufficient working capital to fund our operations for the balance of the current fiscal year that ends on March 31, 2002, we may not have sufficient resources to fund our operations in future years. In addition, due to the regulatory difficulties that we have encountered, our ability to generate cash from the water assets that we own in accordance with our business plan has become questionable, and the time period in which a return could be realized from our water properties has been extended for an unknown period. These uncertainties will make it difficult for us to obtain new financing that we may need to complete our current business plan after the end of this fiscal year.

Our common stock has been de-listed from Nasdaq National Market.

     Last year, we received a notice from The Nasdaq Stock Market that our common stock had failed to maintain a minimum bid price of $1.00 per share over a 30-day period and that the market value of our public float was below $5,000,000. Accordingly, our common stock was de-listed from trading on the Nasdaq National Market effective August 30, 2000. Since then, our common stock has been traded electronically on the OTC Bulletin Board. The effects of such a de-listing are unknown, but we believe that the de-listing has reduced our stock’s visibility with investors and thereby negatively affected the tracking volume and sales price. In addition, the de-listing from Nasdaq National Market may adversely affect our ability to attract and obtain financing because of the decreased liquidity of our shares.

There is only a limited market for our common stock

     Although our common stock trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, a regular trading market for the securities may not be sustained in the future. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. The market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect on the market for these shares.

Substantial sales of common stock could cause our stock price to fall

     As of October 8, 2001, we had outstanding 8,069,012 shares of common stock. A total of 1,789,006 shares of common stock are being registered for resale pursuant to this prospectus. The daily trading volume for our shares often is very limited and fluctuates significantly from day to day. Accordingly, no prediction can be made as to the effect, if any, that the sales of shares of 1,789,006 common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

Our common stock may be deemed “Penny Stock” and therefore subject to special requirements

     Our common stock may be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Securities Exchange Act of 1934, and Rule 15g-2 promulgated under the Securities Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 promulgated under the Securities Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

USE OF PROCEEDS

     Although we will receive proceeds upon the exercise of the options granted under the 1993 Stock Option Plan and the 1997 Stock Option Plan, we will not receive any proceeds from the sale of common stock being offered in this prospectus by the selling stockholders.

SELLING STOCKHOLDERS

     Each selling stockholder currently is an officer and/or a director of Western Water. The following table lists each selling stockholder and sets forth certain information with respect to (i) the number of shares that each selling stockholder may acquire upon the exercise of options granted to him under the 1993 Stock Option Plan and/or the 1997 Stock Option Plan (whether or not such options are currently exercisable), (ii) the beneficial ownership of our common stock by each of the selling stockholders as of October 8, 2001 and as adjusted to reflect the sale of the shares of common stock offered hereby for all selling stockholders. Beneficial ownership of the common stock by the selling stockholders after this offering will depend on the number of shares sold by each selling stockholder. The shares of common stock offered by this prospectus consist of shares that the following listed persons may purchase in the future upon the exercise of options previously granted to them under either the 1993 Stock Option Plan or the 1997 Stock Option Plan. The shares acquired upon the exercise of such stock options may be offered from time to time by the selling stockholders named below. The following table assumes that all the common stock offered by this prospectus is sold.

     With reference to the number of shares owned in the “Ownership” column and the percent of ownership after the offering, we determined beneficial ownership in accordance with rules of the Securities and Exchange Commission. Beneficial ownership includes voting power and/or investment power with respect to the securities held by the named individuals. Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 8, 2001, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. We have calculated the percentage beneficially owned based upon the 8,069,012 shares of common stock outstanding as of October 8, 2001.

		Ownership
	Shares of common
Name and position	stock included in	Before the	After the	Percent ownership
with Western Water	prospectus(1)	offering(2)	offering	after the offering

Michael P. George President and Chief Executive Officer	600,000	618,180	18,180	*

James E. Sherman Executive Vice President and Chief Operating Officer	220,000	220,000	-0-	-0-

William T. Gochnauer Senior Vice President and Chief Financial Officer	66,000	66,000	-0-	-0-

David A. Abel Director	50,000	50,000	-0-	-0-

Robert A. Baker Director	30,000	30,000	-0-	-0-

*	Less than 1%.

(1)	Represents shares that are included in this prospectus and issuable upon exercise of outstanding options. For the purposes of the column entitled “Shares of common stock included in prospectus,” all shares covered by outstanding options as listed, even if such options are not currently exercisable.

(2)	Consists of all shares currently owned by the selling stockholders plus any additional shares that are beneficially owned by the selling stockholders.

     This prospectus also covers any additional shares of common stock that become issuable in connection with the shares of common stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

PLAN OF DISTRIBUTION

     The shares offered hereby may be sold from time to time by the selling stockholders or the successors in interest of the selling stockholders. Whether such sales will be made and the timing and amount of any sales is left to the discretion of each selling stockholder. Such sales may be made in the over-the-counter market (or on an exchange if the common stock is listed on an exchange in the future), or otherwise at prices and at terms then prevailing or at prices related to the then current market price. The shares may be sold by one or more of the following methods:

     — a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     — purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     — directly to a purchaser in a negotiated transaction;

     — ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the prospectus.

     We have agreed to supply selling stockholders under this prospectus with a reasonable quantity of prospectuses, and each selling stockholder is responsible for complying with the prospectus delivery requirements of the Securities Act.

     If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing the following information:

     — the name of each selling stockholder and of the participating broker-dealer(s);

     — the number of shares involved;

     — the price at which such shares were sold;

     — the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

     — other facts material to the transaction.

     We have agreed to pay the expenses incurred in connection with preparing and filing the registration statement of which this prospectus is a part (other than selling commissions).

LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Troy & Gould Professional Corporation, Los Angeles, California.

EXPERTS

     The consolidated financial statements of Western Water Company and subsidiaries as of March 31, 2001 and 2000, and for each of the years in the three-year period ended March 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     No broker, dealer or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

PROSPECTUS

WESTERN WATER COMPANY

966,000 Shares of Common Stock

October 15, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The following documents filed by Western Water Company (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”) (Commission File No. 0-18756) are incorporated herein by reference: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001; (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; (c) the Company’s Current Report on Form 8-K dated October 5, 2001; and (d) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-B filed on April 7, 1994 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

     In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed incorporated herein by reference and to be a part hereof from the date of filing of such document.

Item 6. Indemnification of Directors and Officers

     The Company’s Certificate of Incorporation and Bylaws permit the Company to indemnify officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law. This provision is intended to afford the Company’s directors the benefit of the Delaware General Corporation Law (the “GCL”), which provides that directors of a Delaware corporation may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or any transaction from which the director derived an improper personal benefit.

     Section 145 of the GCL authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

     The Company has entered into indemnity agreements with certain of its outside directors and its executive officers. Pursuant to the indemnity agreements, the Company agrees to indemnify the executive officers and each outside director who is a party to such an indemnity agreement under certain circumstances in which such outside director, executive officer or the Company is named as a party to certain proceedings.

     The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of the Company under the Securities Act of 1933.

Item 8. Exhibits

     The following exhibits included herewith or incorporated herein by reference are made a part of this Registration Statement:

4.1	1993 Stock Option Plan (previously filed as an exhibit to the Company’s Proxy Statement on Schedule 14A filed on February 7, 1994 and incorporated herein by reference).

4.2	1997 Stock Option Plan (previously filed as an exhibit to the Company’s Proxy Statement on Schedule 14A filed on September 12 1997, and incorporated herein by reference).

5	Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Troy & Gould Professional Corporation (included in Exhibit 5.)*

*	Included herewith.

Item 9. Undertakings

     (a)  The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                   (iv) provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

     (b)  The undersigned Company hereby undertakes:

     That for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Point Richmond, State of California, on October 12, 2001.

WESTERN WATER COMPANY

By:	/s/ Michael Patrick George

Michael Patrick George, Chief Executive Officer

POWER OF ATTORNEY

     The undersigned officers and directors of Western Water Company hereby severally constitute and appoint Michael Patrick George as their true and lawful attorney-in-fact and agent with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Patrick George Michael Patrick George	Chairman of the Board of Directors President and Chief Executive Officer	October 12, 2001

/s/ William T. Gochnauer William T. Gochnauer	Chief Financial Officer (Principal Financial Accounting Officer)	October 12, 2001

/s/ David A. Abel David A. Abel	Director	October 12, 2001

/s/ Robert A. Baker Robert A. Baker	Director	October 12, 2001

EXHIBIT INDEX

4.1	1993 Stock Option Plan (previously filed as an exhibit to the Company’s Proxy Statement on Schedule 14A filed on February 7, 1994 and incorporated herein by reference).

4.2	1997 Stock Option Plan (previously filed as an exhibit to the Company’s Proxy Statement on Schedule 14A filed on September 12 1997, and incorporated herein by reference).

5	Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

23.1	Consent of KPMG LLP.*

23.2	Consent of Troy & Gould Professional Corporation (included in Exhibit 5).*

*	Included herewith.